Exhibit 99.1

Media Contact:

Mary Jo Rose

925-452-3252

mrose@taleo.com

Taleo to Acquire Cytiva

Extends Leadership and Increases Market Share in the SMB Market

Dublin, CA – February 1, 2011 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced it has signed a definitive agreement to acquire Cytiva (CRX on TSX-V), a leading mid-market provider of on-demand recruiting software solutions, for approximately $11 million Canadian dollars in cash.

This acquisition solidifies Taleo’s leadership position in talent management for small and medium-sized businesses, and will extend Taleo’s customer base that will benefit from Taleo’s unified talent management platform. The acquisition continues Taleo’s commitment to offer SMB customers a fully optimized talent management suite to meet the unique needs of this market.

Cytiva software is used by more than 250 companies throughout North America including Restoration Hardware, Ocean Spray and Mediacom. Cytiva has been recognized by Bersin and Associates for its candidate and hiring manager user experience.

“We are excited about the opportunity to continue providing Cytiva’s customers with a high level of service and support while bringing them the advantages of Taleo’s full suite of recruiting, performance, succession, compensation, and learning capabilities,” said Michael Gregoire, Chairman and CEO of Taleo. “Through our experienced, dedicated integration team we will ensure that our new customers’ needs are heard and addressed as they leverage all of Taleo’s capabilities to better know their people and drive business results.”

The acquisition is subject to customary closing conditions, including regulatory approval, and is expected to be completed early in Q2, 2011.

For more information: www.taleo.com

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About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Nearly 20 million people, worldwide, use Taleo for talent acquisition, performance and compensation management, including 48 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers and more than 200 million candidates and 140 partners and industry experts.

About Cytiva Software

Cytiva Software Inc. (CRX:TSX.V) provides innovative on-demand talent management software and services to mid-sized and Fortune 500 companies. Its flagship recruiting software product, SonicRecruit, allows corporations to screen applicants, automate recruiting departments, customize corporate career sites and hire great people. This premier applicant tracking system improves recruiting effectiveness, speeding up the hiring process and reducing cost per hire. Cytiva’s SonicPerform employee performance management software automates employee evaluations, aligns employees around key goals and encourages year round feedback. For more information, visit http://www.cytiva.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding the expected timing of the closing of the acquisition, the expected benefits of the acquisition to: Taleo’s leadership and market position; Taleo’s sales efforts; Taleo’s products and services; and Taleo’s customers. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to (1) the satisfaction of closing conditions to the acquisition, including receipt of Cytiva shareholder approval, British Columbia court approval and regulatory approvals, (2) difficulties in integrating Cytiva and its products, services and employees into Taleo and achieving expected synergies, (3) Taleo’s ability to retain key employees, (4) whether the market for Taleo’s products and services grows as anticipated, and Taleo’s ability to compete successfully, (5) Taleo’s ability to deliver new products and services and to acquire and renew customers, and (6) other factors affecting the operation of the respective businesses. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on November 5, 2010, and in other reports filed by Taleo with the SEC.

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